 Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

THIS AGREEMENT is being entered into between and among General Cable Corporation (“Employer” or “General Cable”) and J. Michael Andrews on behalf of and for the benefit of himself, and his heirs, assigns and representatives (hereafter, the “Executive”) (collectively, the “Parties”) to resolve any and all differences or issues, whether known or presently unknown, relating in any way to Executive’s employment with the Employer or the termination of that employment, with prejudice.

NOW, THEREFORE, in consideration of the mutual promises, agreements and representations contained herein, and intending to be legally bound, the Parties agree as follows:

1.           Executive’s employment with the Employer is hereby deemed terminated by mutual consent, effective December 31, 2008, unless an earlier date during 2008 is mutually agreed to by Executive and Employer in writing as the date of termination of employment (the “Termination Date”).  Executive acknowledges that Employer will issue a press release and related 8-K Current Report memorializing this decision with an effective date of August 1, 2008 (the “Notice Date”).  From the Notice Date through the Termination Date (a period referred to as the “Transition Period”), Executive will continue his employment subject to all Company rules, requirements and provisions of this Agreement.

2.           In consideration for this Agreement and Executive’s general release of claims hereunder, Employer agrees to the following providing that Executive has executed and does not revoke this Agreement:

a.
Employer will extend Executive’s employment from the Notice Date up to the Termination Date so long as the Executive complies with his obligations as defined in this Agreement.  In this Transition Period, Executive will serve as an Executive Vice President of General Cable, and will provide transition assistance relating to North American operations, high voltage cables and cable services businesses, and carry out projects as requested by the President of General Cable.  Executive will be compensated at his base salary of $315,000 pursuant to normal payroll practices. Executive will continue to receive all health, welfare and retirement benefits for which he is eligible during the Transition Period.

b.	Following the Termination Date and conditioned on Executive signing on the Termination Date an Addendum to this Separation Agreement attached as Exhibit 1, Employer will do the following:

i.
Provide to Executive under the terms of the Executive Officer Severance Benefit Plan adopted on January 1, 2008 (“Severance Benefit Plan”), the benefits under the Plan, including severance basic pay and bonus, prorata bonus for performance during 2008 depending on relevant company performance, welfare plan continuation and outplacement assistance.

ii.
Pay to Executive his account under the General Cable Corporation Deferred Compensation Plan (“DCP”) subject the terms of the DCP and the rules under Section 409A of the Internal Revenue Code.  This will include a payout from Executive’s SERP account.  The value of the account will be determined in accordance with the DCP, including 100% vesting of the Executive’s SERP account.

iii.
Provide, subject to approval of the Compensation Committee of the Board of Directors and evidence of Executive’s good faith effort to provide the transition services set forth here, certain benefits under the Employer’s 1997 and 2005 Stock Incentive Plans.  The awards of restricted common stock to the Executive that would have vested in 2009 amounting to 3,759 shares of common stock, will be accelerated to vest effective on Executive’s last day of work if conditions in the preceding sentence are met.

iv.
Offer Executive the opportunity to continue to receive the Employer’s medical and dental insurance benefits through COBRA as required by law.  Executive will receive additional information on COBRA and other insurance benefits under separate cover.

v.	Continue Executive’s participation in Employer’s 401(k) Retirement Plan and DCP until the Termination Date. Executive will be provided with appropriate rollover and distribution documentation.

vi.	Employer will not contest any application which Executive makes for unemployment compensation benefits.

vii.	Employer will provide to Executive a positive letter of reference.

3.           In addition to this consideration, independent of this Agreement, Employer agrees to pay Executive for all unused vacation as of the Termination Date.  Executive acknowledges receipt of all other earned compensation (which Executive acknowledges to be accurate).

4.           Executive understands that he will receive no other wages, bonus, separation pay or any other payments or benefits from Employer.

5.           Executive acknowledges that the consideration set forth above in Paragraph 2 is satisfactory and adequate in exchange for his promises and release contained herein.  Executive further acknowledges that the consideration described above in Paragraph 2, the Release in Paragraph 6 and all other provisions of this Agreement are consistent with Employer’s normal policies, practices or employee benefit plans for similarly situated officers.

6.           Upon Executive’ execution of this Agreement, and in consideration of the payments and other benefits described above in Paragraph 2, Executive hereby unconditionally releases and completely and forever discharges Employer, on behalf of and for the benefit of itself, all related corporate entities and partnerships, its and their officers, directors, partners, shareholders, agents, attorneys, employees, successors and assigns (“Released Parties”) from any and all rights and claims that he may have based on or relating to his employment with the Employer or the termination of that employment for any and all reasons.  Executive specifically releases the Released Parties from any rights or claims which Executive may have based upon the Age Discrimination in Employment Act, and the Older Workers Benefit Protection Act which prohibit age discrimination in employment; Title VII of the Civil Rights Act of 1964, as amended, which prohibits discrimination in employment based on race, color, creed, national origin or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act of 1990, which prohibits discrimination against disabled persons; the Employee Retirement Income Security Act, which regulates employment benefits; the Kentucky Civil Rights Act or any other federal, state or local laws or regulations prohibiting employment discrimination or which otherwise regulate employment terms and conditions.  Executive also releases the Released Parties from any claim for wrongful discharge, unfair treatment, breach of public policy, express or implied contract, or any other claims arising under common law which relate in any way to Executive’s employment with the Employer or the termination thereof.  This Release covers claims that Executive knows about and those that he may not know about up through the date of this Separation Agreement and General Release.  This Release does not cover any claims that Executive may make for unemployment compensation benefits.  This Release specifically includes any and all claims for attorney’s fees and costs which are incurred by Executive for any reason.

7.           Executive confirmed that he has not caused or permitted any charge, complaint, lawsuit or any other action or proceeding whatsoever to be filed against the Released Parties based on his employment or the separation of that employment to date.

8.           In conjunction with the execution of this Agreement and for the consideration received here, Executive further agrees:

a.	To take no action and make no statement which is inconsistent with his obligations contained in this Agreement;

b.	Not to apply for or seek employment with Employer or any entity owned, purchased or otherwise acquired by Employer at any time hereafter;

c.	To return or confirm that he no longer has any material or property belonging to Employer, including but not limited to, any credit cards, keys, laptop computers or computer files;

d.
To cooperate fully with any reasonable request of Employer or any other Released Party to provide truthful information and/or materials to them or to otherwise assist any of them in matters relating to the performance of his former duties for no less than one year.  Executive will receive mutually agreed upon compensation for any time so expended and will be paid any reasonable, documented expenses which he incurs in performing such duties; and

e.
To abide by his continuing obligations of confidentiality under Employer’s policies and pursuant to statutory and common law, which require, among other things, not to use or disclose any confidential or proprietary information of Employer or the Released Parties without their consent.

9.           During his employment with the Company and for a period of one and one-half (1.5) years after the Termination Date, the Executive will not, directly or indirectly:

a.
(i) solicit, entice, persuade or induce any employee, director, officer, associate, consultant, agent or independent contractor of the Company, or any of its affiliates (the “Group”) to terminate his or her employment or engagement by the Group to become employed or engaged by any person, firm, corporation or other business enterprise other than a member of the Group, except in furtherance of his responsibilities to the Company; or (ii) authorize or assist in the taking of such action by any third party.

For purposes of this paragraph, the terms “employee.” “director,” “officer,” “associate,” “consultant.” “agent,” and “independent contractor” will include any person with such status for the one and one-half (1.5) year period following the Executive’s termination of employment.

b.
During his employment and for a period of one and one-half (1.5) years thereafter, the Executive will not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any person, firm, corporation or other business enterprise (the “Competing Enterprise”) which is engaged, directly or indirectly, at the time of Executive’s termination of employment, in competition with the Group in the development, design, manufacture, marketing, distribution or sale of wire and cable; provided that, the competitive businesses of the Competing Enterprise account for more than 10% of the net sales of the Competing Enterprise for its most recently completed fiscal year and the Executive does not work or consult in such competitive business.  The foregoing covenant will not be construed to preclude the Executive from making (i) any investments in the securities of any company, whether or not engaged in competition with the Group, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and, after giving effect to such investment, the Executive does not beneficially own securities representing more than 2% of the combined voting power of the voting securities of such company or (ii) any investments in the securities of any company (other than the Company), whether or not engaged in competition with the Group, through private equity or venture capital firms.

10.           Executive may disclose the terms and provisions of this Agreement to his attorneys, financial advisors and immediate family members.  Both Parties agree that this Agreement may be used as evidence in a lawsuit in which either party alleges a breach of the promises contained herein.  Both Parties agree not to make any statement, whether oral or written, which in any way disparages the other or the Released Parties.  A violation of this Paragraph will constitute a material breach of this Agreement.

11.           Executive is hereby advised to consult with an attorney before signing this Agreement and acknowledges that he has had the benefit of counsel in the negotiation of this
Agreement.  Executive acknowledges that it is his decision whether or not to further consult with counsel.

12.           Executive understands that he is being given a period of twenty-one (21) days to review and consider this Agreement before signing it.  Executive understands that he may use as much of this twenty-one (21) day period as he wishes prior to signing it.

13.           Executive may revoke this Agreement within seven (7) days of his signing it.  Revocation can be made by delivering a written notice of revocation to Robert J. Siverd, 4 Tesseneer Drive, Highland Heights, Kentucky 41076.  For this revocation to be effective, written notice must be received by Mr. Siverd no later than the close of business on the seventh (7th) day after Executive signs the Agreement.  If Executive revokes this Agreement, it will not be effective and enforceable and Executive will not receive the consideration contained in Paragraph 2 or any other consideration set forth herein.

14.           By entering into this Agreement, the Employer and the Released Parties do not admit and expressly deny that they have violated any contract, rule, law or regulation, including, but not limited to, any federal, state or local law or regulation relating to employment or employment discrimination.

15.           This Agreement, along with the pertinent provisions of the Employer’s Stock Incentive and other Benefit Plans referenced herein, constitute the entire Agreement between Executive and Employer and any other prior agreements between them are hereby terminated and will have no other force or effect.  Employer has made no promises to Executive other than those set forth in this Agreement.  This Agreement may be modified only upon an express written agreement between the Parties.  This Release will be governed and construed in accord with the laws of the Commonwealth of Kentucky without regard to principles of conflicts of laws.

16.           The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, will not in any way affect the validity or enforceability of any other provision contained herein.

17.           EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.  EXECUTIVE UNDERSTANDS AND AGREES THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF CLAIMS RELATING TO HIS EMPLOYMENT AND THE TERMINATION OF THAT EMPLOYMENT AGAINST ALL RELEASED PARTIES.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties agree to the terms of this Agreement.

Witness:	GENERAL CABLE CORPORATION
/s/Taria Wright	/s/Robert J. Siverd
Executive Vice President, General
Counsel and Secretary
Witness:
/s/Jarrod B. Pontius	/s/J. Michael Andrews
J. Michael Andrews